Exhibit 99.1

Declares Second Quarter 2015 Common Stock Dividend and Sets Common Stock Dividend for Remainder of 2015

NEW YORK--(BUSINESS WIRE)--June 11, 2015--Chimera Investment Corporation (NYSE:CIM) today announced that the Board of Directors has declared the second quarter 2015 common stock dividend and set the quarterly dividend for 2015.

2015 Dividends

The Board of Directors of Chimera today announced the declaration of its second quarter 2015 cash dividend of $0.48 per common share. This dividend is payable July 30, 2015, to common stockholders of record on June 30, 2015. The ex-dividend date is June 26, 2015.

The Board of Directors also announced that it expects to maintain a minimum quarterly dividend of $0.48 for the third and fourth quarters of 2015.

“Chimera remains well-positioned. We're producing high dividends while operating at a low recourse leverage ratio. Low leverage helps us maintain flexibility and take advantage of opportunities as they arise in the market. Improving fundamentals in mortgage credit will continue to allow Chimera to pay a durable high dividend in the quarters ahead.” said Chimera’s Chief Executive Officer Matthew Lambiase during last month’s earnings call.

The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as differences in premium amortization, accretion of discounts, unrealized and realized gains and losses, and credit loss recognition. Portions of the dividend may be ordinary income, capital gains or a return of capital.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com